OPERATING AGREEMENT
OF
ACADIA GP, LLC

March 16, 2011

THIS OPERATING AGREEMENT (“Operating Agreement”) is made and entered into as of March 16, 2011 by Kingsway America Inc. (the “Member”), the sole member of ACADIA GP, LLC, a Delaware limited liability company (the “Company”).

WITNESSETH:

WHEREAS, the Company has been organized as a limited liability company under the laws of the State of Delaware effective on or about March 15, 2011, and the Member wishes to enter into this Operating Agreement to set forth certain terms and conditions on which certain affairs of the Company shall be conducted.

NOW THEREFORE, the Member does hereby covenant and agree as follows:

ARTICLE 1
PURPOSE AND POWERS OF COMPANY

1.1.    Purpose. The sole purpose of the Company shall be to act as a General Partner of Acadia Acquisition Partners, L.P. (“AAP LP”) and to engage in such other activities as are related or incidental to the foregoing purpose.

ARTICLE 2
MEMBERS AND MANAGERS

2.1.    Limitation of Liability. Each Member’s liability shall be limited as set forth in this Operating Agreement, the Delaware Limited Liability Company Act, as codified at 6 Del. Code § 18-101 et seq. as the same may be amended from time to time (the “Act”) and other applicable law. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers and the management of its business or affairs under this Operating Agreement or the Act shall not be grounds for imposing personal liability on a Member for the liabilities of the Company.

2.2.    Management.

(a)    Manager Generally. The business, property and affairs of the Company shall be managed by two Managers, who shall initially be Larry G. Swets, Jr. and William A. Hickey, Jr.

(b)    Authority of Managers. The Managers have and shall continue to have full exclusive and complete discretion, power and authority, subject to the other, specific provisions of this Operating Agreement and applicable law, to direct, manage, control and administer the business, property and affairs of the Company, to make all decisions affecting the business, property and affairs of the Company, to act for and bind the Company and to take such actions as may be necessary, appropriate, advisable or convenient to further or accomplish the Company’s purposes. Except for non-material actions of the Company, the unanimous consent of the Managers shall be required for any Company actions, including but not limited to:
(i)    incurring any Company expense in excess of $25,000;
(ii)    admitting any new members to the Company;
(iii)    agreeing to any Sale (as defined in the Agreement of Limited Partnership of AAP LP) of AAP LP;
(iv)    selling all or substantially all of the Company’s interests in AAP LP;
(v)    withdrawing or resigning as the General Partner of AAP LP; or
(vi)    agreeing to dissolve and/or liquidate the Company or AAP LP.

Notwithstanding the foregoing, the Company hereby authorizes William A. Hickey, Jr. individually as a Manager to take all actions and make all decisions for the Company with respect to the sale and a closing of the capital stock of Hamilton Risk Management Co. from Kingsway America Inc. to HRM Acquisition Corp. and the transactions related thereto, including executing consents and agreements.

The Member has agreed in the AAP LP Agreement of Limited Partnership that the provisions of Section 2.2(a) and this Section 2.2(b) may not be amended without the Majority Consent (as defined in the AAP LP Agreement of Limited Partnership).

(c)    Term of Manager. Each Manager shall serve as a Manager until the first to occur of his death or resignation or his removal as a Manager of the Company pursuant to this Operating Agreement.

(d)    Resignation of Manager. A Manager may resign from his position as Manager of the Company at any time by giving written notice of such resignation to the Member, specifying the proposed effective date of such resignation. No resignation of any Manager who is a Member shall, by itself, constitute a withdrawal of such resigning Manager as a Member or otherwise affect the rights and responsibilities of such resigning Manager as a Member.

(e)    Removal of Manager. Any Manager may be removed from his position as Manager of the Company, at any time and for any reason, by the consent of the Member.

(f)    Appointment of New Manager. The Member may appoint any person to be a replacement Manager of the Company, at any time and for any reason (whether in response to the death, resignation or removal of any Manager or otherwise).

(g)    Compensation. Unless otherwise agreed by the Member in writing, the Managers and any officers of the Company shall serve the Company in those capacities without compensation from the Company.

(h)    Absence of Managers. Notwithstanding anything to the contrary set forth in this Operating Agreement, if, at the time of any actions and other matters requiring the consent, vote or approval of the Managers, there is no Manager, the Member may act for and bind the Company in their capacity as Members, and may exercise all powers of the Managers set forth in this Operating Agreement unless and until Managers have been designated pursuant to this Operating Agreement.

2.3.    Indemnification. Each Manager and Member shall be indemnified by the Company to the fullest extent permitted by the Act and other applicable law.

ARTICLE 3
TAX MATTERS PARTNER

3.1.    Returns and Other Reports. The Managers shall appoint a Manager to be the “Tax Matters Partner” of the Company. The Tax Matters Partner shall be entitled to take such actions on behalf of the Company in any and all proceedings with the Internal Revenue Service as he/she deems appropriate, without regard for whether such actions result in a settlement of tax matters favorable to some Members and adverse to other Members. The Tax Matters Partner shall be reimbursed by the Company for all costs and expenses incurred by him/her in connection with any such proceeding and to be indemnified by the Company (solely out of Company assets) with respect to any action brought against him/her in connection with the settlement of any such proceeding.

3.2.    Partnership Treatment Under Code. The Member hereby agrees to have the Company be taxed as a partnership for income tax purposes under the Code.

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[signature page to Operating Agreement of Acadia GP, LLC]

The undersigned, being the sole Member of the Company, hereby agrees, acknowledges and certifies that the foregoing Operating Agreement constitutes the sole and entire Operating Agreement of the Company, as adopted by the sole Member of the Company as of the date first written above.

KINGSWAY AMERICA INC. By: /s/ William A. Hickey, Jr. William A. Hickey, Jr. Vice President and Chief Operating Officer By: /s/ Hassan R. Baqar Hassan R. Baqar Its Vice President